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                                                           EXHIBIT 23-(b)

              CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         As independent petroleum engineers, we hereby consent to the incorporation by reference into this registration statement on Form S-8 our report and estimates, as of January 1, 1994, of Pogo Producing Company's reserves and the present value of future net reserves included in Pogo Producing Company's annual report on Form 10-K for the year ended December 31, 1993.

                                   /s/ Ryder Scott Company
                                       Petroleum Engineers

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

Houston, Texas
August 9, 1994